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                                                                    EXHIBIT 11.1

                         PRECISION RESPONSE CORPORATION
                        STATEMENT REGARDING COMPUTATION
                         OF PROFORMA PER SHARE EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                               ---------------------------------------------------
                                                                   1996                1995                1994
                                                                -----------         -----------         ------------

Proforma net income (loss)                                      $     6,519         $       837         $       (286)
                                                                ===========         ===========         ============

Weighted average number of shares of
common stock outstanding:
   Actual shares                                                 18,013,115          16,400,000           16,400,000
   Additional shares required to
     replace the planned distribution
     to shareholders in excess of
     proforma earnings for the twelve
     months ended June 30, 1996                                      70,126             127,061                    -
                                                                -----------         -----------         ------------
                                                                 18,083,241          16,527,061           16,400,000
                                                                ===========         ===========         ============

Proforma net income (loss) per share
    of common stock                                             $      0.36         $      0.05         $      (0.02)
                                                                ===========         ===========         ============
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